SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934, as amended

Date of Report: December 19, 2002
(date of earliest event reported)

WACHOVIA ASSET SECURITIZATION, INC.
(Exact name of Registrant as Specified in Charter)

North Carolina	333-97457-03	56-1967773
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288
(Address of Principal Executive Offices)
(Zip Code)

Registrant's telephone number, including area code: (704) 374-2702

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Items 1 through 4, Item 6, Item 8 and Item 9 are not included because they are not applicable.

Item 5. Other Events.

On December 19, 2002, Wachovia Asset Securitization, Inc. caused the issuance and sale of the Wachovia Asset Securitization, Inc. Asset-Backed Notes, Series 2002-HE2, pursuant to an Indenture, dated as of December 19, 2002, between Wachovia Asset Securitization, Inc. 2002-HE2 Trust, as Issuer and the JPMorgan Chase Bank, as Indenture Trustee.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

            (a)        Not applicable.

            (b)        Not applicable.

            (c)        Exhibits: The following execution copies of Exhibits to the Form S-3 Registration Statement of the Registrant are hereby filed.

4.1    Servicing Agreement, dated as of December 19, 2002, among Wachovia Bank, National Association, as Servicer, the Wachovia Asset Securitization, Inc. 2002-HE2 Trust, as Issuer, and JPMorgan Chase Bank, as Indenture Trustee.

4.2 Trust Agreement, dated as of December 19, 2002, between Wachovia Asset Securitization, Inc., as Depositor, and Wilmington Trust Company, as Owner Trustee.

4.3 Indenture, dated as of December 19, 2002, between Wachovia Asset Securitization, Inc. 2002-HE2 Trust, as Issuer and the JPMorgan Chase Bank, as Indenture Trustee.

10.1   Mortgage Loan Purchase Agreement, dated as of December 19, 2002, between Wachovia Bank, National Association, as Seller and as Servicer, and Wachovia Asset Securitization, Inc., as Purchaser or Depositor.

10.2 Certificate Guaranty Insurance Policy and Endorsement thereto issued by Ambac Assurance Corporation, relating to Wachovia Asset Securitization, Inc. Asset-Backed Notes, Series 2002-HE2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACHOVIA ASSET SECURITIZATION, INC.

By: /s/Robert Perret Name: Robert Perret Title: Vice President

Date: January 3, 2002

Exhibit Index

Exhibit Number	Description

4.1

Servicing Agreement, dated as of December 19, 2002, among Wachovia Bank, National Association, as Servicer, the Wachovia Asset Securitization, Inc. 2002-HE2 Trust, as Issuer, and JPMorgan Chase Bank, as Indenture Trustee.

4.2	Trust Agreement, dated as of December 19, 2002, between Wachovia Asset Securitization, Inc., as Depositor, and Wilmington Trust Company, as Owner Trustee.

4.3	Indenture, dated as of December 19, 2002, between Wachovia Asset Securitization, Inc. 2002-HE2 Trust, as Issuer and the JPMorgan Chase Bank, as Indenture Trustee.

10.1

Mortgage Loan Purchase Agreement, dated as of December 19, 2002, between Wachovia Bank, National Association, as Seller and as Servicer, and Wachovia Asset Securitization, Inc., as Purchaser or Depositor.

10.2	Certificate Guaranty Insurance Policy and Endorsement thereto issued by Ambac Assurance Corporation, relating to Wachovia Asset Securitization, Inc. Asset-Backed Notes, Series 2002-HE2.